Exhibit 99.1

NRG Yield, Inc. Reports Full-Year and Fourth Quarter Results; Raises 2014

Adjusted EBITDA and Cash Available for Distribution Guidance

Financial Highlights

•                  $244 million of Adjusted EBITDA for FY2013

•                  $91 million of Cash Available for Distribution (CAFD) for FY2013

•                  $345 million in new convertible notes issued on February 11, 2014(1)

•                  $0.23 per share initial quarterly pro-rated dividend paid on December 16, 2013

Business Highlights

•                  $120 million cash acquisition of Energy Systems Company (ESC), a thermal energy provider in Omaha Nebraska, completed in December 2013

•                  In partnership with NRG Energy, achieved commercial operations of California Valley Solar Ranch (CVSR) in the fourth quarter

2014 Guidance(2) and Dividend

•                  Raising 2014 Guidance, primarily as a result of ESC acquisition:

•                  Adjusted EBITDA guidance to $292 million, from $285 million, an increase of $7 million

•                  CAFD to $115 million from $103 million, an increase of $12 million

•                  On January 30, 2014, the Company declared a quarterly dividend on the Company’s Class A common stock of $0.33 per share, representing a 10% increase over the fourth quarter 2013 initial dividend of $0.30 per share

PRINCETON, NJ; February 28, 2014—NRG Yield, Inc. (NYSE: NYLD) today reported fourth quarter 2013 Adjusted EBITDA of $66 million and $244 million for the twelve months ended December 31, 2013. Net income for the twelve months ended December 31, 2013, was $109 million, or $0.57 per diluted Class A common share, while net income attributable to NRG Yield, Inc. subsequent to the IPO was $13 million. Results for periods prior to the IPO are attributable to its predecessor.

“NRG Yield finished 2013 on a strong note having closed its first third-party acquisition and is poised to grow substantially through follow-on drop-down opportunities from NRG Energy in 2014 and beyond,” said NRG Yield’s Chairman and Chief Executive Officer David Crane. “The strong liquidity position, enhanced by the recent convertible debt issuance, positions the Company to add to its diversified portfolio of contracted assets, allowing NRG Yield to increase future Cash Available for Distribution and return more capital to its shareholders through dividend increases.”

(1)  $345 million convertible debt offering includes $45 million exercise of greenshoe provision by underwriters

(2) CAFD excludes any impact from the newly issued convertible debt and will be updated as future assets are dropped down or acquired

Overview of Financial and Operating Results

Table 1: Selected Financial Results

($ in millions)

	Three Months Ended		Twelve Months Ended
	12/31/13	12/31/12	12/31/13	12/31/12
Operating Revenue	86	42	313	175
Net Income	24	5	109	13
Adjusted EBITDA	66	22	244	101
Cash Available for Distribution	8	(17)	91	9

Table 2: Selected Operating Results

	Three Months Ended		Twelve Months Ended
	12/31/13	12/31/12	12/31/13	12/31/12
Equivalent Availability Factor (Conventional)	94.9%	48.4%	96.6%	76.5%
Renewable Generation Sold (MWh in ‘000s)	199	79	963	464
Thermal Generation Sold (MWht in ‘000s)	428	373	1,679	1,517

Segment Results

Table 3: Adjusted EBITDA

($ in millions)

	Three Months Ended		Twelve Months Ended
Segment	12/31/13	12/31/12	12/31/13	12/31/12
Conventional	37	10	107	33
Renewable	21	5	101	34
Thermal	10	8	43	41
Corporate	(2)	(1)	(7)	(7)
Adjusted EBITDA	66	22	244	101

Table 4: Net Income

($ in millions)

	Three Months Ended		Twelve Months Ended
Segment	12/31/13	12/31/12	12/31/13	12/31/12
Conventional	21	4	64	15
Renewable	3	1	40	(1)
Thermal	5	1	20	16
Corporate	(5)	(1)	(15)	(17)
Net Income	24	5	109	13

Fourth quarter Adjusted EBITDA was $66 million and Net Income was $24 million; $44 million and $19 million higher than fourth quarter 2012, respectively. The increase in both Adjusted EBITDA and Net Income resulted from commercial operations being reached by new projects across the Conventional and Renewable segments.

Operational Performance

For the fourth quarter, generation for the Company’s renewable assets was 70% higher than the same period in 2012. For the full year, total renewable generation improved by 92% as compared to 2012 due to ~ 450 MW of new solar capacity in 2013. Meanwhile, the Equivalent Availability Factor (EAF) for the Company’s conventional assets doubled quarter over quarter and improved year over year. This was driven by better performance from the GenConn Middletown facility, which was negatively impacted in 2012 by planned and maintenance outages. Marsh Landing, the new addition to the fleet, ended the quarter and year with strong availability. Finally, during the quarter, the Thermal business benefited financially from both higher sales triggered by colder weather and customer growth in Phoenix, while power generation increased year over year due to the Dover repowering and a full year of operations at the Princeton Hospital CHP facility.

Liquidity and Capital Resources

Table 5: Liquidity

($ in millions)

	12/31/13	9/30/13
Cash and Cash Equivalents	36	121
Restricted Cash	54	91
Total Cash	90	212

Revolver Availability	60	60
Total Liquidity	150	272

Convertible Debt Net Proceeds	337	—
Pro Forma Liquidity	487	272

Total liquidity, as of December 31, 2013, was $150 million, a decrease of $122 million from September 30, 2013. The decrease in liquidity was driven by the following items:

•                  $53 million of cash inflows, consisting of the following items:

•                  $38 million in cash flows from operations;

•                  $8 million in decreases in notes receivable;

•                  $6 million return of capital received from GenConn; and

•                  $1 million of 1603 cash grant proceeds

•                  Offset by $175 million of cash outflows, consisting of the following items:

•                  $120 million for acquisitions of businesses;

•                  $34 million in payments for long-term debt — external;

•                  $15 million in Class A & B common stock dividends; and

•                  $6 million in capital expenditures

Energy Systems Company

On December 31, 2013, NRG Yield completed its first third-party acquisition when it closed the transaction for privately held Energy Systems Company (ESC) of Omaha, Nebraska for $120 million in cash.

Potential Drop-Down Assets from NRG Energy

In the third quarter of 2013, NRG Energy, Inc. notified NRG Yield, Inc. of its intention to offer the following NRG ROFO Assets in 2014:

•                  TA High Desert — 20 MW solar facility located in LA County, CA

•                  RE Kansas South — 20 MW solar facility located in Kings County, CA

•                  El Segundo Energy Center — 550 MW fast-start natural gas-fired facility located in LA County, CA

•                  CVSR — Remaining NRG interest in this 250 MW solar facility located in San Luis Obispo County, CA

In the first quarter of 2014, NRG Energy, Inc. has commenced discussions with NRG Yield, Inc. on the following NRG ROFO Assets: TA High Desert, RE Kansas South, and El Segundo Energy Center.

Convertible Debt Issuance

On February 11, 2014, NRG Yield announced the issuance of convertible debt totaling $300 million due 2019. Subsequently, the underwriters decided to exercise their option to purchase an additional $45 million in aggregate principal amount of the NRG Yield Senior Notes, bringing the total raised to $345 million. The Company intends to use the net proceeds of approximately $337 million for working capital and general corporate purposes, including the acquisition of assets from NRG Energy, Inc. or other third parties, although NRG Yield does not currently have any agreements to do so.

Quarterly Dividend

On October 31, 2013, the Company’s Board of Directors declared its pro-rated initial quarterly dividend of $0.23 per Class A common share (based on initial quarterly dividend of $0.30 or $1.20 per share on an annualized basis). The dividend was paid on December 16, 2013 to shareholders of record as of December 2, 2013.

On January 30, 2014, the Company’s Board of Directors, declared a quarterly dividend on Class A common stock of $0.33 per share ($1.32 per share annualized) payable on March 17, 2014 to shareholders of record as of March 3, 2014.

2014 Guidance

Primarily due to the acquisition of Energy Systems Company, NRG Yield is raising 2014 Adjusted EBITDA guidance to $292 million, from $285 million, and CAFD guidance to $115 million, from $103 million. The Company is initiating guidance for the prompt quarter beginning with the first quarter of 2014 where we expect 2014 Adjusted EBITDA of $61 million and CAFD of $12 million.

Table 6: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)

	2/28/14		11/12/13
	2014 Full Year	First Quarter	2014 Full Year
Adjusted EBITDA	292	61	285
Less: Pro-rata Adjusted EBITDA from unconsolidated affiliates	(72)	(13)	(75)
Add: Cash distributions from unconsolidated affiliates	41	4	38
Cash interest paid (excludes interest associated with convertible debt)	(63)	(16)	(65)
Maintenance capital expenditures	(13)	(5)	(10)
Change in other assets	1	(7)	1
Principal amortization of indebtedness	(71)	(12)	(71)
Estimated Cash Available for Distribution	115	12	103

Seasonality

NRG Yield’s quarterly operating results and CAFD are significantly impacted by seasonal factors. The majority of NRG Yield’s revenues are generated during the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s core markets. The factors driving the fluctuation in Adjusted EBITDA and CAFD include the following:

•                  Higher summer capacity prices from conventional assets;

•                  Higher solar intensity during the summer months; and

•                  Debt service payments which are disbursed either quarterly or semi-annually, thereby allowing distributions to be allowed from the projects with non-recourse debt

In establishing its dividend payout ratio, the Company takes into consideration the timing of such revenues and costs to ensure sufficient funds are available for distribution on a quarterly basis.

Earnings Conference Call

On February 28, 2014, NRG Yield will host a conference call at 10:30 am eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG Yield’s website at Error! Hyperlink reference not valid.and clicking on “Investors.” The webcast will be archived on the site for those unable to listen in real time.

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States. Its contracted generation portfolio includes three natural gas or multi-fuel facilities, eight utility-scale solar and wind generation facilities and two portfolios of distributed solar facilities that collectively represent 1,324 megawatts (MW) of generation capacity. NRG Yield also own thermal infrastructure assets with an aggregate steam and chilled water capacity of 1,346 megawatts thermal (MWt) and electric generation capacity of 123 MW. These thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in ten locations, principally through long-term contracts or pursuant to rates regulated by state utility commissions. NRG Yield is traded on the New York Stock Exchange under the symbol NYLD. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our Adjusted EBITDA, cash available for distribution, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions, our ability to enter into new contracts as existing contracts expire, our ability to obtain anticipated Section 1603 Cash Grants and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and cash available for distribution are estimates as of today’s date, February 28, 2014, and are based on assumptions believed to be reasonable as of this date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

Contacts:

Media:	Investors:

Karen Cleeve	Chad Plotkin
609.524.4608	609.524.4526

Dave Knox	Daniel Keyes
832.357.5730	609-524-4527

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
(In millions, except per share amounts)	2013	2012	2011
Operating Revenues
Total operating revenues	$313	$175	$164
Operating Costs and Expenses
Cost of operations	127	112	108
Depreciation and amortization	51	25	22
General and administrative — affiliate	7	7	6
Total operating costs and expenses	185	144	136
Operating Income	128	31	28
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	22	19	13
Other income, net	2	1	2
Interest expense	(35)	(28)	(19)
Total other income/(expense)	(11)	(8)	(4)
Income Before Income Taxes	117	23	24
Income tax expense	8	10	9
Net Income	$109	$13	$15
Less: Predecessor income prior to initial public offering on July 22, 2013	54
Net Income Subsequent to Initial Public Offering	55
Less: Net income attributable to noncontrolling interest	42
Net Income Attributed to NRG Yield Inc. Subsequent to Initial Public Offering	$13
Earnings Per Share Attributable to NRG Yield, Inc. Class A Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	23
Earnings per Weighted Average Class A Common Share - Basic and Diluted	$0.57
Dividends Per Common Share	$0.23

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year ended December 31,
	2013	2012	2011
	(In millions)
Net Income	$109	$13	$15
Other Comprehensive (Loss)/Income, net of tax
Unrealized gain/(loss) on derivatives, net of income tax expense/(benefit) of $16, $7, and $10	24	(9)	(15)
Other comprehensive income/(loss)	24	(9)	(15)
Comprehensive Income	133	$4	$—
Less: Predecessor comprehensive income prior to initial public offering on July 22, 2013	73
Comprehensive Income Subsequent to Initial Public Offering	60
Less: Comprehensive income attributable to noncontrolling interest	45
Comprehensive Income Attributed to NRG Yield Inc. Subsequent to Initial Public Offering	$15

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$36	$22
Restricted cash	54	20
Accounts receivable — trade	40	22
Accounts receivable - affiliate	1	—
Inventory	14	5
Derivative instruments	1	—
Notes receivable	2	9
Renewable energy grant receivable	102	—
Deferred income taxes	—	1
Prepayments and other current assets	17	2
Total current assets	267	81
Property, plant and equipment
In service	1,699	710
Under construction	6	1,003
Total property, plant and equipment	1,705	1,713
Less accumulated depreciation	(164)	(115)
Net property, plant and equipment	1,541	1,598
Other Assets
Equity investments in affiliates	227	220
Notes receivable	6	8
Notes receivable — affiliate	2	6
Intangible assets, net of accumulated amortization of $6 and $3	86	30
Derivative instruments	11	—
Deferred income taxes	146	—
Other non-current assets	27	21
Total other assets	505	285
Total Assets	$2,313	$1,964

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS (Continued)

	December 31, 2013	December 31, 2012
	(In millions, except share information)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$133	$58
Accounts payable	40	166
Accounts payable - affiliate	41	26
Derivative instruments	23	19
Accrued expenses and other current liabilities	20	16
Total current liabilities	257	285
Other Liabilities
Long-term debt	1,000	723
Long-term debt — affiliate	—	26
Deferred income taxes	—	4
Derivative instruments	16	61
Other non-current liabilities	29	25
Total non-current liabilities	1,045	839
Total Liabilities	1,302	1,124
Commitments and Contingencies
Stockholders’/Members’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized at December 31, 2013; none issued at December 31, 2013	—	—
Class A common stock, $0.01 par value; 500,000,000 shares authorized at December 31, 2013; 22,511,250 shares issued at December 31, 2013	—	—
Class B common stock, $0.01 par value; 500,000,000 shares authorized at December 31, 2013; 42,738,750 shares issued at December 31, 2013	—	—
Members’ equity	—	840
Additional paid-in capital	621	—
Retained earnings	8	—
Noncontrolling interest	382	—
Total Stockholders’/Members’ Equity	1,011	840
Total Liabilities and Stockholders’/Members’ Equity	$2,313	$1,964

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2013	2012	2011
	(In millions)
Cash Flows from Operating Activities
Net income	$109	$13	$15
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	(6)	2	(5)
Depreciation and amortization	51	25	22
Amortization of financing costs and debt discount/premiums	2	—	—
Amortization of intangibles and out-of-market contracts	1	—	1
Changes in deferred income taxes	8	10	9
Changes in derivative instruments	(21)	2	2
Changes in other working capital	(3)	6	(11)
Net Cash Provided by Operating Activities	141	58	33
Cash Flows from Investing Activities
Capital expenditures	(238)	(380)	(132)
Acquisition of businesses, net of cash acquired	(120)	—	—
Increase in restricted cash, net	(34)	(12)	(4)
Decrease/(increase) in notes receivable (including affiliates)	13	(14)	7
Proceeds from renewable energy grants	25	28	—
Investments in unconsolidated affiliates	(34)	(27)	(88)
Other	—	—	(2)
Net Cash Used by Investing Activities	(388)	(405)	(219)
Cash Flows from Financing Activities
Capital contributions from NRG	171	355	218
Dividends and returns of capital to NRG	(707)	(72)	(18)
Proceeds from issuance of Class A common stock	468	—	—
Payment of dividends to Class A and Class B common stockholders	(15)	—	—
Proceeds from issuance of long-term debt — external	420	117	61
Payment of debt issuance costs	(5)	(12)	(3)
Payments for long-term debt — external	(69)	(37)	(78)
Payments for long-term debt — affiliate	(2)	(6)	—
Net Cash Provided by Financing Activities	261	345	180
Net Increase/(Decrease) in Cash and Cash Equivalents	14	(2)	(6)
Cash and Cash Equivalents at Beginning of Period	22	24	30
Cash and Cash Equivalents at End of Period	$36	$22	$24

Supplemental Disclosures
Interest paid, net of amount capitalized	$49	$17	$17
Non-cash investing and financing activities:
Additions to fixed assets for accrued capital expenditures	—	102	28
Decrease to fixed assets for accrued grants and related tax impact	(166)	(1)	(25)
Non-cash addition to additional paid-in capital for change in tax basis of property, plant and equipment	153	—	—
Non-cash capital contributions from NRG	50	166	5
Non-cash return of capital and dividends to NRG	(80)	—	(11)
Decrease to notes receivable for equity conversion	—	—	63

See accompanying notes to consolidated financial statements.

Appendix Table A-1: Fourth Quarter 2013 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	21	3	5	(5)	24
Plus:
Income Tax	—	—	—	3	3
Interest Expense, net	5	3	2	—	10
Depreciation and Amortization	6	6	4	—	16
Contract Amortization	2	—	(1)	—	1
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	9	—	—	12
Adjusted EBITDA	37	21	10	(2)	66

Appendix Table A-2: Fourth Quarter 2012 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	4	1	1	(1)	5
Plus:
Income Tax	—	—	—	—	—
Interest Expense, net	—	(1)	3	—	2
Depreciation and Amortization	—	3	4	—	7
Contract Amortization	—	—		—
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	6	2	—	—	8
Adjusted EBITDA	10	5	8	(1)	22

Appendix Table A-3: YTD December 31, 2013 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	64	40	20	(15)	109
Plus:
Income Tax	—	—	—	8	8
Interest Expense, net	13	13	8	—	34
Depreciation and Amortization	14	22	15	—	51
Contract Amortization	2	—	—	—	2
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	14	26	—	—	40
Adjusted EBITDA	107	101	43	(7)	244

Appendix Table A-4: YTD December 31, 2012 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	15	(1)	16	(17)	13
Plus:
Income Tax	—	—	—	10	10
Interest Expense, net	—	18	9	—	27
Depreciation and Amortization	—	10	15	—	25
Contract Amortization	—	—	1	—	1
Adjustments to reflect Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	18	7	—	—	25
Adjusted EBITDA	33	34	41	(7)	101

Appendix A-5: Cash Available for Distribution Reconciliation

The following table summarizes the calculation of cash available for distribution and provides a reconciliation to adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
($ in millions)	12/31/13	12/31/12	12/31/13	12/31/12
Adjusted EBITDA	66	22	244	101
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(16)	(12)	(62)	(44)
Cash distributions from unconsolidated affiliates	12	3	22	21
Cash interest paid	(25)	(1)	(55)	(17)
Maintenance Capital expenditures	(3)	(6)	(8)	(9)
Change in other assets	3	—	12	—
Principal amortization of indebtedness	(29)	(23)	(62)	(43)
Cash Available for Distribution	8	(17)	91	9

Appendix Table A-6: Adjusted EBITDA Guidance Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income:

	For the Twelve Months Ending	For the Three Months Ending
($ in millions)	12/31/14	3/31/14
Net Income	95	14
Adjustments to net income to arrive at Adjusted EBITDA:
Depreciation and amortization	65	16
Interest expense, net	65	16
Contract amortization	1	—
Income tax expense	14	2
Adjustment to reflect pro-rata Adjusted EBITDA from unconsolidated affiliates	52	13
Adjusted EBITDA	292	61

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only as supplements. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash available for distribution is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.